Exhibit 99.1

NATIONAL BEVERAGE CORP. SECOND QUARTER RESULTS

UNDERSCORE RESILIENCE AND COMMITMENT

TO MAXIMIZE SHAREHOLDER PERFORMANCE

FORT LAUDERDALE, FL, December 11, 2025 . . . National Beverage Corp. (NASDAQ: FIZZ) today announced results for its second quarter ended November 1, 2025.

For the three months:

●	Net sales were $288 million;

●	Operating income increased to $58 million; and

●	Basic earnings per share increased to $.50.

For the trailing twelve months:

●	Net sales increased to $1.2 billion;

●	EBITDA* increased 63 basis points to $258 million;

●	Earnings per share were $1.99; and

●	Cash increased $156 million to $269 million.

“Second quarter results reflect the broader economic environment that many consumer-facing companies are navigating today. Ongoing inflation, elevated commodity costs, the continued impact of tariffs and the recent federal government shutdown have influenced purchasing behavior across the industry, with consumers becoming more cautious in their spending. While these external factors contributed to a modest decline in net sales, price/mix improvements resulted in increases in operating profit and net income, demonstrating the underlying strength and resilience of our business model,” stated a company spokesperson.

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National Beverage Corp.

“Importantly, our fundamentals remain strong and the elements of our business model remain resilient – unique brands positioned to leverage long-term health and wellness trends; long-standing relationships with major US retailers; exceptional consumer loyalty and an entrepreneurial management team noted for creativity and innovation. We have delivered excellent results for 40 years with a compounded annual return to shareholders of over 13%. During the second quarter, we repurchased 20,000 FIZZ shares prior to the start of our quarterly ‘blackout’ period. As stated in our October 30th announcement of the stock buyback program, ‘Our company remains fundamentally strong and continues to generate superior cash flows.”

“We are excited to introduce our newest LaCroix innovation, Pineapple Coconut, in early 2026. A radiant fusion of juicy pineapple sparkled with a velvety coconut finish, Pineapple Coconut delivers a sweet balance of flavor that’s . . . Harmoniously Combined!”

“As we look forward to celebrating our 40th Christmas together as National Beverage Corp., we wish heartfelt blessings of peace and joy to all this special holiday season,” concluded the spokesperson.

“Patriotism” – If Only We Could Bottle It!

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National Beverage Corp.

National Beverage Corp.
Consolidated Results for the Periods Ended
November 1, 2025 and October 26, 2024
(in thousands, except per share amounts)

	Three Fiscal Months Ended		Trailing Twelve Months Ended
	November 1, 2025	October 26, 2024	November 1, 2025

Net Sales	$288,331	$291,202	$1,199,525

Net Income	$46,364	$45,637	$186,528

Earnings Per Common Share
Basic	$.50	$.49	$1.99
Diluted	$.49	$.49	$1.99

Average Common Shares Outstanding
Basic	93,623	93,613	93,620
Diluted	93,684	93,686	93,692

* Although the Company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"), management believes that the disclosure of EBITDA, a non-GAAP financial measure, may provide users of this financial information with additional insights into the operating performance of the business. EBITDA (in millions) for the trailing twelve months ended November 1, 2025 is calculated by adding Depreciation and Amortization of $21.3 and Provision for Income Taxes of $58.3 to Net Income and subtracting Net Interest Income of $8.2.

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks, uncertainties and other factors described in the Company's Securities and Exchange Commission filings which may cause actual results or achievements to differ from the results or achievements expressed or implied by such statements. The Company disclaims an obligation to update or announce revisions to any forward-looking statements.